EMPLOYMENT AGREEMENT


         AN AGREEMENT made as of the 15th day of October, 1998 by and between OSHKOSH TRUCK CORPORATION, a Wisconsin corporation (the "Company"), and ROBERT
G. BOHN (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has been serving as President and Chief Executive Officer of the Company and as a director of the Company;

         WHEREAS, the Company desires to continue to retain the services of the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions set forth in this Agreement; and

         WHEREAS, in consideration of the Company's commitment to employ the Executive during the term of this Agreement, the Executive is willing to agree to the provisions respecting noncompetition and protection of Confidential Information (as defined below) set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to be employed by the Company, as the Chief Executive Officer of the Company. As such officer, he shall be responsible for the supervision, control and conduct of all of the business and affairs of the Company, shall have such additional duties as are normally assigned to a chief executive officer, shall perform his duties in a conscientious, reasonable and competent manner, shall devote his best efforts to his employment by the Company and, except as otherwise set forth herein, shall devote his entire business time and attention to the performance of his duties. At all times, the Executive shall be subject to the direction of the Board of Directors of the Company.

         The Executive shall be entitled (a) to serve as a director of those corporations that shall have been approved in advance by the Compensation Committee of the Board of Directors of the Company (the "Committee"), subject to review and approval by the full Board of Directors of the Company, (b) to participate in such other business, community and professional activities as the Committee shall approve in advance, subject to review and approval by the full Board of Directors of the Company, and (c) to devote time to personal and financial activities so long as they do not materially affect his ability to perform his duties hereunder. The Company anticipates that the Executive will continue to serve as a member of the Board of Directors of the Company and as a member of the Executive Committee of the Board of Directors.

         2. Term. The employment of the Executive will continue until the occurrence of the first of the following events:

         (a) September 30, 2001, subject to extension as described below;

         (b) The Executive's death;

         (c) The Executive shall have become totally disabled within the meaning of the Oshkosh Truck Corporation Long Term Disability Program for Salaried Employees (the "LTD Program") such that the Executive is entitled to receive benefits under the LTD Program;

         (d) The Executive's retirement at any time on or after he attains the age of 62; provided, however, that the Executive shall give the Company twelve
(12) months prior written notice of such retirement or such other notice as the Company and the Executive shall mutually agree upon; or

         (e) Termination of this Agreement under Section 8.

If the Executive's  employment continues following the date identified in clause
(a) above, then for so long as the Executive is employed by the Company the Executive shall be an at-will employee. The provisions of Sections 6, 7, 9, 11, and 12 shall survive the expiration of the term of this Agreement.

         The last date on which the Executive's employment hereunder may terminate pursuant to subsection (a) shall be automatically extended at successive one-year intervals on the date 24 months prior to the date on which the Executive's employment hereunder would otherwise terminate unless not less than thirty (30) days prior to such date the Company or the Executive has provided a written notice of nonrenewal (a "Nonrenewal Notice") to the other party. If a party gives a Nonrenewal Notice within the prescribed time, then the Executive's employment hereunder shall terminate in accordance with the provisions of this Section (as subsection (a) may have been previously extended by the parties), and neither party shall have any other rights or obligations as a result of the delivery of such notice. Notwithstanding the foregoing, in no event shall this Agreement be extended automatically (x) beyond the date on which the Executive would attain age 62 or (y) if the Executive is disabled at the time such extension would otherwise automatically become effective.

         3. Compensation. The Executive shall be entitled to the following compensation for services rendered to the Company during the term of this
Agreement:

         (a) Base Salary. Effective as of October 1, 1998 and subject to adjustment in accordance with this subsection (a), the Executive shall receive a base salary, payable not less frequently than monthly in arrears, at the annual rate of not less than $500,000. The Committee shall review the Executive's base salary annually to determine whether such salary should be increased based upon
(i) the Company's performance and/or the Executive's performance, (ii) an assessment of competitive practice as determined by the Committee or, in the Committee's sole discretion, by an independent compensation consultant and (iii) such other criteria as the Committee shall consider in its sole discretion. Further, if the Executive initiates or agrees to a general reduction of base salaries of executive officers of the Company, then such base salary shall be subject to reduction on the same basis and terms that apply to the other officers of the Company. (In this Agreement, the term "Base Salary" shall mean the amount established and adjusted from time to time pursuant to this subsection (a).)

         (b) Annual Bonus. The Executive shall be entitled to participate in the bonus plan for senior management personnel of the Company, subject to all of the terms and conditions of the plan and the discretion and powers of the Committee thereunder.

         (c) Stock-based Compensation. The Executive shall be entitled to participate in stock-based compensation programs in effect from time to time for other senior executives of the Company, subject to all of the terms and conditions of such programs and the discretion and powers of the Committee thereunder.

         (d) Vacations and Holidays. The Executive shall be entitled to receive 20 days of paid vacation per year together with the paid holidays available to all other senior management personnel. Unused vacation and holidays shall not accrue from year to year unless approved by the Committee.

         (e) Fringe Benefits. The Executive shall be entitled to participate in all fringe benefit plans and programs in effect from time to time for, and on the same basis as, all other senior executives of the Company, including medical and dental insurance, pension and retirement benefits and other similar benefits. The Company shall, at its sole expense, procure and keep in effect term life insurance on the life of the Executive, payable to such beneficiaries as the Executive may from time to time designate, in an amount that, when aggregated with any term life insurance provided to the Executive pursuant to the Company's standard benefit plans, shall be equal to three times the sum of
(x) the Base Salary then in effect plus (y) the target bonus for the Executive applicable to the then current fiscal year.

         (f) Perquisites. The Executive shall be entitled to all of the perquisites offered from time to time to other senior executives of the Company and, with the prior approval of the Committee, such other perquisites as are necessary and appropriate for the Executive to carry out his duties as the Chief Executive Officer of the Company. The Executive shall also be entitled to the use, primarily for business purposes and at the sole expense of the Company, of the Chevrolet Suburban vehicle owned by the Company and currently used on a regular basis by the Executive or a vehicle of comparable nature and cost owned by the Company.

         (g) Certain Expenses. The Company shall bear the expenses of the Executive for personal income tax, financial and estate planning consulting services, provided that the Committee determines that such expenses are reasonably incurred and that the fees charged by the providers of such services are at competitive rates. The Executive shall also be entitled to reimbursement for all reasonable fees and expenses of the Executive's legal counsel in connection with the negotiation and preparation of this Agreement.

         (h)  Supplemental   Retirement  Benefit.  The  Company  shall  pay  the
Executive a supplemental retirement benefit computed in accordance with Section 11.

The Committee, in its sole discretion, may base any future changes in compensation or benefits applicable to the Executive that are made in accordance with the foregoing on an assessment of competitive practice by an independent compensation consultant retained by the Committee. Any approvals of, or changes to, compensation or benefits applicable to the Executive that the Committee makes in accordance with the foregoing shall be subject to the review and approval of the full Board of Directors of the Company.

         4. Reimbursements. The Company shall reimburse the Executive for actual out-of-pocket costs incurred by him in the course of carrying out his duties hereunder, such reimbursements to be made in accordance with the policies and procedures of the Company in effect from time to time.

         5. Withholding. All payments under this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contributions Act, the federal income tax and state or local income tax and similar laws, to the extent such laws apply to such payments.

         6. Noncompetition. In consideration of the Company's commitment to employ the Executive during the term of this Agreement, the Executive agrees that, except in the event of a material breach of this Agreement by the Company, for a period of one year after the termination of any period in respect of which the Executive is receiving payments of Base Salary hereunder (including payments made under Section 9) or, if later, a period of one year after the termination of the Executive's active employment with the Company (whether such termination occurs before or after the expiration of the term of this Agreement), he shall not, except as permitted by the Company's prior written consent, engage in, be employed by, or in any way advise or act for in any capacity where Confidential Information would reasonably be considered to be useful, or have any financial interest in, any business that, as of the date of such termination, is engaged directly or indirectly in the business of designing, manufacturing or marketing fire apparatus (including, without limitation, aircraft rescue and firefighting vehicles), refuse truck bodies or vehicles, concrete mixers, snow removal vehicles, defense trucks or trailers or their related components, or any other business in which the Company or any of its subsidiaries is engaged as of the date of such termination with the approval of the Board of Directors of Company and with the consent of the Executive. However, the foregoing shall not restrict the Executive as to any business if neither the Company nor any of its subsidiaries is engaged in such business as of the date of such termination and the Board of Directors of the Company has approved the exit of the Company and/or its subsidiaries from such business. The geographic scope of the Executive's agreement not to compete shall extend to all of the United States and to any other country if the Company has directly or indirectly (i) sold product for delivery to a customer in that country during the 36 months preceding the date of termination, (ii) actively sought to sell product for delivery to any customer in that country during such period or (iii) made plans, in which the Executive participated, to sell product for delivery to any customer in that country during such period, whether or not the Company pursued or abandoned such plans prior to the date of termination. The ownership of minority and noncontrolling shares of any corporation whose shares are listed on a recognized stock exchange or traded in an over-the-counter market, even though such corporation may be a competitor of the Company or any subsidiary specified above, shall not be deemed as constituting a financial interest in such competitor. This covenant shall survive the termination of this Agreement.

         7. Confidential Information.

         (a) Defined. "Confidential Information" shall mean ideas, information, knowledge and discoveries, whether or not patentable, that are not generally known in the trade or industry and about which the Executive has knowledge as a result of his employment with the Company, including without limitation defense product engineering information, marketing, sales, distribution, pricing and bid process information, product specifications, manufacturing procedures, methods, business plans, marketing plans, internal memoranda, formulae, trade secrets, know-how, research and development and other confidential technical or business information and data. Confidential Information shall not include any information that the Executive can demonstrate is in the public domain by means other than disclosure by the Executive.

         (b) Nondisclosure. For a period of five years after the termination of the Executive's active employment with the Company (whether such termination occurs before or after the expiration of the term of this Agreement) and indefinitely thereafter in respect of any Confidential Information that constitutes a trade secret or other information protected by law, the Executive will keep confidential and protect all Confidential Information known to or in the possession of the Executive, will not disclose any Confidential Information to any other person and will not use any Confidential Information, except for use or disclosure of Confidential Information for the exclusive benefit of the Company as it may direct or as necessary to fulfill the Executive's continuing duties as an employee of the Company. This Section 7(b) shall not, however, be construed to prohibit competition by Executive for a longer time or in a broader territory than that specified in Section 6.

         (c) Return of Property. All memoranda, notes, records, papers, tapes, disks, programs or other documents or forms of documents and all copies thereof relating to the operations or business of the Company or any of its subsidiaries that contain Confidential Information, some of which may be prepared by the Executive, and all objects associated therewith in any way obtained by him shall be the property of the Company. The Executive shall not, except for the use of the Company or any of its subsidiaries, use or duplicate any such documents or objects, nor remove them from facilities and premises of the Company or any subsidiary, nor use any information concerning them except for the benefit of the Company or any subsidiary, at any time. The Executive will deliver all of the aforementioned documents and objects, if any, that may be in his possession to the Company at any time at the request of the Company.

         8. Termination.

         (a) By the Company for Cause. The Company may terminate this Agreement for Cause at any time. For the purposes of this Agreement, "Cause" shall mean any of the following: (i) theft, dishonesty, fraudulent misconduct, disclosure of trade secrets, gross dereliction of duty or other grave misconduct on the part of the Executive that is substantially injurious to the Company; (ii) the Executive's willful act or omission that he knew would have the effect of materially injuring the reputation, business or prospects of the Company; (iii) the Executive's conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction; (iv) the Executive's consent to an order of the Securities and Exchange Commission for a violation of the federal securities laws; (v) the Executive's repeated and demonstrated failure to perform material duties in a competent and efficient manner which failure is not due to illness or disability of the Executive; (vi) a petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver was appointed by a court for the property of, the Executive; or (vii) the Executive's failure to file timely required federal or state income tax returns and to pay related taxes. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive (A) a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company (excluding the Executive) at a meeting of the Board of Directors called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors conduct of the Executive met one of the standards set forth in any of clauses (i) through (vii) of the preceding sentence and specifying the particulars thereof and (B) an affidavit sworn to by the Secretary of the Company stating that such resolution was in fact adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (excluding the Executive). If the Company terminates this Agreement for Cause, then the Executive shall forfeit his right to any and all benefits (other than vested fringe benefits and accrued vested Supplemental Retirement Benefits described in Section 11) he would otherwise been entitled to receive under this Agreement.

         (b) By the Company without Cause. The Company may terminate this Agreement without Cause at any time, subject to the terms of Section 9.

         (c) By the Executive for Good Reason. The Executive may terminate this Agreement for Good Reason at any time, subject to the terms of Section 9. For the purposes of this Agreement, "Good Reason" shall mean a material breach by the Company of the terms and conditions of this Agreement.

         (d) By the Executive without Good Reason. The Executive may terminate this Agreement without Good Reason at any time upon 90 days' prior written notice to the Company.

         9. Continuing Liability. If this Agreement is terminated by the Company pursuant to Section 8(b) or by the Executive pursuant Section 8(c), then the Company shall have continuing liability to the Executive for the Base Salary and fringe benefits provided in this

Agreement, and payments described in subsection 9(a) in lieu of bonus, for the remaining term of this Agreement as if this Agreement had not been terminated pursuant to Section 8(b) or Section 8(c), in which event:

         (a) The Company shall pay to the Executive on the last day of each fiscal year during such remaining term commencing after such termination occurs an amount equal to the average of the bonuses paid or payable to the Executive by the Company with respect to the three fiscal years of the Company preceding the date of termination of this Agreement (it being understood that, if no bonus was paid or payable as to any year during such three-year period, then the bonus for that year will be zero (0) for purposes of calculating such average); provided, however, that if the Executive will not receive a bonus with respect to the fiscal year in which such termination occurs under the bonus plan then in effect solely as a result of the Executive's termination, then the Executive shall also receive a payment pursuant to this subsection (a) with respect to the fiscal year in which such termination occurs; and

         (b) The Company shall provide the Executive with fringe benefits, but in no event shall fringe benefits be reduced in type or amount from the level of fringe benefits being received by the Executive as of the date of termination of this Agreement.

Notwithstanding the foregoing, if the Executive terminates this Agreement pursuant to Section 8(c), then the Board of Directors of the Company shall have the right to determine in good faith that there has not been Good Reason for termination by the Executive pursuant to Section 8(c). In the event of such determination, the Executive shall be deemed to have voluntarily resigned without Good Reason pursuant to Section 8(d).

         If this Agreement is terminated by the Company pursuant to Section 8(b) or by the Executive pursuant to Section 8(c), then, at the request of the Board of Directors of the Company (or any person to whom the Board of Directors delegates this responsibility), the Executive agrees personally to provide the Company such consulting services as the Company may reasonably request during the remaining term of this Agreement as if this Agreement had not been terminated pursuant to Section 8(b) or Section 8(c). The Executive and the Company shall mutually agree to the timing of the performance of any consulting services, and the Executive and the Company are obligated to act in good faith to reach agreement as to such timing. The Executive agrees to maintain detailed records of the consulting services performed and the amount of time utilized in the performance of such services, and to provide such time records in writing to the Company on a periodic basis, not less frequently than monthly.

         10. Disability. If the Executive becomes totally disabled within the meaning of the LTD Program and the Executive is not paid Base Salary pursuant to
Section 3(a), then the Executive shall be entitled to receive benefits under the LTD Program or otherwise in an aggregate amount equal to sixty percent (60%) of the Base Salary then in effect for so long as benefits would otherwise continue under the terms of the LTD Program.

         11. Supplemental Retirement Benefit.

         (a) Certain Definitions. Capitalized terms in this Section have the meaning assigned to them in the Funded Plan unless otherwise defined herein:

              (i) "Funded Plan" means the Oshkosh Truck Corporation Salaried and Clerical Employees Retirement Plan, as in effect from time to time.

              (ii) "Maximum Benefit" means the monthly benefit paid to the Executive, or in the event of the death of the Executive, to his Spouse, by the Funded Plan.

              (iii) "Supplemental Retirement Benefit" means the Actuarial Equivalent of a monthly benefit commencing on the first day of the month following the month in which the Executive has reached age 62. The amount of the benefit shall be equal to fifty percent (50%) of the Executive's final average monthly Compensation. The following subparagraphs also shall apply:

                            (A) Final Average monthly Compensation for this purpose is the average of the Executive's Compensation for the three (3) most recent Compensation Years ending after December 31, 1997, but prior to the date of the Executive's termination of employment with the Company, divided by thirty-six (36). If three
              (3) such Compensation Years have not been completed at the time of the Executive's termination of employment, then the total number of completed calendar months that have elapsed between December 31, 1997, and the month in which termination of employment occurs shall be used to determine his final average monthly Compensation. "Compensation," as used herein, has the meaning assigned to it by the Funded Plan on October 1, 1998, except that the dollar limitations of Internal Revenue Code Section 401(a)(17) are not applicable when measuring Compensation for purposes of determining the amount of the Supplemental Retirement Benefit.

                            (B) If the  Executive's  termination  of  employment
              occurs before the Executive has completed eighteen (18) years of Benefit Service, the amount of Supplemental Retirement Benefit that the Executive shall be deemed to have accrued at that time shall be determined by multiplying the full amount of such benefit amount by a fraction (not to exceed one) determined as follows:

                                            (1) Numerator: total number of years
                           of Benefit Service completed after December 31, 1997, to the date of termination of employment.

                                            (2) Denominator: eighteen (18).

         (b) Supplemental Retirement Benefit Amount. Upon commencement of receipt by the Executive of benefit payments under the Funded Plan the Executive shall be

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


entitled under this Section 11 to a supplemental monthly benefit that is the Actuarial Equivalent of his accrued Supplemental Retirement Benefit less his Maximum Benefit.

         (c) Supplemental Preretirement Surviving Spouse Benefit. If the Executive dies while employed by the Company, or at any time after becoming vested in benefits accrued under this Section 11, and the Executive has a Spouse who is eligible under the Funded Plan to receive a preretirement surviving spouse benefit, such Spouse shall be entitled to a benefit under this Section that is the Actuarial Equivalent of fifty percent (50%) of the Executive's accrued Supplemental Retirement Benefit determined as of the date of death, less the applicable accrued Maximum Benefit. If the Executive dies after having commenced receiving benefits under the Funded Plan, the terms of the form of benefit payment in effect for the Executive shall govern the payment of benefits to the Executive's Spouse, joint annuitant, or other beneficiary.

         (d) Form and Timing of Payment. The benefit payable to or on behalf of the Executive under this Section 11 shall be paid in the normal form as provided by the Funded Plan or, as elected by the Executive (or his Spouse, in the event of the Executive's death while employed), on a basis consistent with all elections made by the Executive and/or Spouse under the Funded Plan. Any conversions to an optional method of payment permitted under the Funded Plan shall be the Actuarial Equivalent of such normal form of payment. Benefits due under this Section 11 shall be paid coincident with the payment date of benefits under the Funded Plan. Actuarial reductions for payment of the Supplemental Retirement Benefit before Normal Retirement Age shall be determined in accordance with the following table:

                 Number of years by which
                 the benefit commencement
               date precedes the Executive's       Portion of Supplemental
                   Normal Retirement Age          Retirement Benefit Payable

                            10                              60.00%
                             9                              63.33%
                             8                              66.67%
                             7                              73.33%
                             6                              80.00%
                             5                              86.67%
                             4                              93.33%
                             3                             100.00%
                             2                             100.00%
                             1                             100.00%
                             0                             100.00%


         (e) Vesting. The Executive's benefits accrued under this Section 11 shall be fully vested and nonforfeitable for any reason coincident with the vesting of the Executive's accrued benefits under the Funded Plan.

         (f) Funding Upon Change in Control of the Company. In the event of a Change in Control of the Company as defined in the Executive's Key Executive Employment and Severance Agreement or "KEESA," the Company shall establish and fund with cash or marketable securities an irrevocable grantor trust (also known as a "rabbi trust") for the sole purpose of holding assets equal in value to the then present value of the Executive's accrued Supplemental Retirement Benefit and distributing such assets as their payment becomes due. Present value for this purpose shall be determined using the method and actuarial factors then in effect under the Funded Plan for determining present values for purposes of that plan's lump sum cash out rules.

         12. Annual Physical. At the Company's expense, the Executive shall have an annual physical examination performed by a physician whom the Executive reasonably chooses for the purpose of determining whether the Executive's health will permit the Executive to carry out his duties as the Chief Executive Officer of the Company. The Executive shall direct such physician to provide the Committee annually with a copy of such physician's complete report, a letter from such physician or other communication the contents of which confirm to the Committee's reasonable satisfaction the Executive's fitness to carry out his duties as the Chief Executive Officer.

         13. Successors.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

         14. Miscellaneous.

         (a) Severability. This Agreement is to be governed by and construed according to the laws of the State of Wisconsin. If any provision of this Agreement shall be held invalid and unenforceable for any reason whatsoever, such provision shall be deemed deleted and the remainder of the Agreement shall be valid and enforceable without such provision.

         (b) Amendments. This Agreement may be modified only in writing signed by the parties hereto.

         (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           (i)      If to the Executive:

                                    Robert G. Bohn
                                    1945 Hickory Lane
                                    Oshkosh, WI

                           (ii)     If to the Company:

                                    Oshkosh Truck Corporation
                                    2307 Oregon Street
                                    P. O. Box 2566
                                    Oshkosh, WI 54903-2566
                                    Attn:   Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when personally delivered or on the second business day following the day on which such item was mailed.

         (d) Entire Agreement. This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof, except for the following additional agreements between the Company and the
Executive:

                            (i) Key Executive Employment and Severance Agreement
              (the "KEESA"); and

                            (ii) Any stock option  agreement under the Company's
              1990 Incentive Stock Plan, as amended.

Anything in this Agreement to the contrary notwithstanding, in the event of a Change in Control of the Company (as defined in the KEESA) at a time that the KEESA is in effect, then the rights and obligations of the Company and the Executive in respect of the Executive's employment shall be determined in accordance with the KEESA rather than under this Agreement, provided, however, that the rights and obligations of the Company and the Executive described in
Section 11 hereof shall remain as stated therein.. Nothing contained in this Agreement shall be deemed to supersede any of the obligations, agreements, provisions or covenants of the Company or the Executive contained in the KEESA.

         (e) Dispute Resolution. All controversies between the Executive and the Company arising under this Agreement shall be determined by arbitration. Any arbitration under this Section 14(e) shall be conducted in Oshkosh, Wisconsin, before the American Arbitration Association, and in accordance with the rules of such organization. The arbitration award may allocate attorneys' fees and expenses as determined by the arbitrator. The award of the arbitrators, or the majority of them, shall be final, and judgment upon the award rendered may be entered into any court, state or federal, having jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                         OSHKOSH TRUCK CORPORATION



                                         By:  /s/ Daniel T. Carroll
                                              Title:  Chairman


                                         Attest:  /s/ Connie S. Stellmacher
                                              Title:  Assistant Secretary




                                         /s/ Robert G. Bohn
                                         Robert G. Bohn